Exhibit 99.1

NEWS RELEASE	CONTACT:	Lara Mahoney
440-329-6393

INVACARE CORPORATION NAMES MATTHEW E. MONAGHAN PRESIDENT AND CHIEF EXECUTIVE OFFICER

ELYRIA, Ohio (January 22, 2015) - Invacare Corporation (NYSE: IVC) announced today that it has appointed Matthew E. Monaghan as President and Chief Executive Officer, effective April 1, 2015. Mr. Monaghan’s appointment follows an extensive global search conducted by an executive search firm under the direction of the Invacare Board of Directors. Mr. Monaghan, 47, will join Invacare with a breadth of general management, medical device and turnaround experience within global companies. Robert K. Gudbranson will continue to serve as Interim President and Chief Executive Officer until Mr. Monaghan joins the Company, after which time Mr. Gudbranson will continue as Senior Vice President and Chief Financial Officer.

Mr. Monaghan currently serves as Senior Vice President and General Manager of Zimmer’s Global Hips business, where he is responsible for more than $1.3 billion in revenue and the division’s new product development, engineering, clinical studies, quality, regulatory affairs and marketing functions. Mr. Monaghan also oversees the company’s global reconstructive research group. Prior to joining Zimmer in 2009, he spent eight years as an operating executive for two leading private equity firms, Texas Pacific Group (TPG) and Cerberus Capital, where he led operational improvements of portfolio companies. Among the most notable were the carve-out of a global medical device business from Baxter Healthcare, making significant improvements at a U.S. personal insurance business and running a consumer durable goods business spun off from Newell-Rubbermaid.

“On behalf of the Board of Directors, I am pleased to welcome Matt as Invacare’s next President and CEO. Our Board conducted a thorough and comprehensive search over the past six months and unanimously concluded that Matt is best suited to lead Invacare through this critical time and into its next phase of growth and development. In addition to his medical device background, he has proven turnaround experience, which will be critical to Invacare as it works through its short-term challenges. We are fortunate to have someone with Matt’s broad cross-functional experience, and the Board looks forward to the results of partnering with the senior management team under Matt’s experience and leadership,” said Dr. C. Martin Harris, Interim Chairman of Invacare’s Board of Directors.

“I am honored to have been selected to lead Invacare at a time of unprecedented opportunity for the Company. Invacare is well positioned to take advantage of the growing global home healthcare market. I look forward to working closely with Invacare’s Board of Directors, executive team and talented and hard-working associates to continue to turnaround this business, innovate, and resume the Company’s historical market leadership position,” said Mr. Monaghan.

Added Dr. Harris, “I want to thank Rob Gudbranson for the outstanding job he has done as Invacare’s Interim Chief Executive Officer. Under Rob’s direction, the Company has made progress on the quality systems remediation and continued to implement the business improvements necessary to begin to return the Company to profitability during this challenging time.”

The terms of Mr. Monaghan's employment agreement will be described in a Current Report on Form 8-K to be filed by the Company on or about the date of this press release.

About Matthew Monaghan

In addition to his experiences at Zimmer, TPG and Cerberus, Mr. Monaghan spent the first 13 years of his career in aerospace manufacturing and engineering at General Electric. While at GE, he completed several assignments across operations, finance, quality, engineering and research. He also led a software business for GE Medical Computed Tomography (CT) systems where we was in charge of upstream product development, software engineering, sales and marketing. Prior to leaving GE, he led business development for a unit of GE Aircraft Engines. He holds a Bachelor’s degree in Mechanical Engineering from Cornell University, a Master’s degree in Mechanical Engineering from MIT and an MBA from INSEAD in France.

About Invacare

Invacare Corporation (NYSE:IVC), headquartered in Elyria, Ohio, is a global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles. The Company has 5,200 associates and markets its products in approximately 80 countries around the world. For more information about the Company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “believe” and “anticipate,” as well as similar comments, denote forward-looking statements that are subject to inherent uncertainties that are difficult to predict. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties, which include, but are not limited to, the following: legal actions, including adverse judgments or settlements of litigation or claims in excess of available insurance limits; regulatory proceedings or the Company's failure to comply with regulatory requirements or receive regulatory clearance or approval for the Company's products or operations in the United States or abroad; adverse effects of regulatory or governmental inspections of Company facilities and governmental enforcement actions; product liability or warranty claims; product recalls, including more extensive recall experience than expected; compliance costs, limitations on the production and/or distribution of the Company's products, inability to bid on or win certain contracts, unabsorbed capacity utilization, including fixed costs and overhead, or other adverse effects of the FDA consent decree of injunction; any circumstances or developments that might further delay or adversely impact the results of the final, most comprehensive third-party expert certification audit or FDA inspection of the Company's quality systems at the Elyria, Ohio, facilities impacted by the FDA consent decree, including any possible requirement to perform additional remediation activities or further resultant delays in receipt of the written notification to resume operations (which could have a material adverse effect on the Company's business, financial condition, liquidity or results of operations); the failure or refusal of customers or healthcare professionals to sign verification of medical necessity (VMN) documentation or other certification forms required by the exceptions to the FDA consent decree; possible adverse effects of being leveraged, including interest rate or event of default risks; the Company's inability to satisfy its liquidity needs in light of monthly borrowing base movements and daily cash needs of the business; adverse changes in government and other third-party payor reimbursement levels and practices both in the U.S. and in other countries (such as, for example, more extensive pre-payment reviews and post-payment audits by payors, or the Medicare National Competitive Bidding program); impacts of the U.S. Affordable Care Act of 2010 (such as, for example, the impact on the Company of the excise tax on certain medical devices, which began on January 1, 2013, and the Company's ability to successfully offset such impact); ineffective cost reduction and restructuring efforts or inability to realize anticipated cost savings or achieve desired efficiencies from such efforts; delays, disruptions or excessive costs incurred in facility closures or consolidations; exchange rate or tax rate fluctuations; inability to design, manufacture, distribute and achieve market acceptance of new products with greater functionality or lower costs or new product platforms that deliver the anticipated benefits; consolidation of health care providers; lower cost imports; uncollectible accounts receivable; difficulties in implementing/upgrading Enterprise Resource Planning systems; risks inherent in managing and operating businesses in many different foreign jurisdictions; decreased availability or increased costs of materials which could increase the Company's costs of producing or acquiring the Company's products, including possible increases in commodity costs or freight costs; heightened vulnerability to a hostile takeover attempt arising from depressed market prices for Company shares; provisions of Ohio law or in the Company's debt agreements, shareholder rights plan or charter documents that may prevent or delay a change in control, as well as the risks described from time to time in the Company's reports as filed with the Securities and Exchange Commission. Except to the extent required by law, the Company does not undertake and specifically declines any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.